EXHIBIT 99.1


                           CORPORATE STRATEGIES, INC.
                       109 North Post Oak Lane, Suite 422
                              Houston, Texas 77024



June 3, 2005


NuWave Technologies, Inc.
101 Hudson Street, Suite 3701
Jersey City, New Jersey 07302


Ladies and Gentlemen:

Corporate Strategies, Inc. ("CSI"), would like to present NuWave Technologies, Inc. ("NuWave") with the following proposal: (i) each Class A Common Stock holder of CSI will receive one share of NuWave's common stock, par value $0.001 per share (collectively, the "NuWave Common Stock"), for three shares of Class A Common Stock of CSI (collectively, the "CSI Class A Common Stock") and (ii) NuWave will issue and deliver a number of shares of convertible preferred stock (collectively, the "NuWave Preferred Stock") of NuWave to the Class B Common Stock holders of CSI, which shall effectively convert into 91% of the issued and outstanding common stock of NuWave. This letter of intent ("LOI") outlines the principal terms of the proposed transaction; the final terms and conditions would be evidenced by a definitive written agreement (the "Agreement") acceptable to all parties. Among other things, it is contemplated that the Agreement would provide for the following:

         1. Share Exchange: The transaction contemplates that (i) NuWave would exchange with, and deliver to the holders of the CSI Class A Common Stock, the NuWave Common Stock, and in exchange therefore, the holders of the CSI Class A Common Stock would deliver to NuWave the CSI Class A Common Stock and (ii) NuWave would exchange with and deliver to the holders of the CSI Class B Common Stock the NuWave Preferred Stock and in exchange therefore, the holders of the CSI Class B Common Stock would deliver to NuWave all of the issued and outstanding CSI Class B Common Stock. NuWave represents and warrants that the shares NuWave Common Stock are free and clear of all liens and encumbrances and the NuWave Preferred Stock, upon issuance, will be free and clear of all liens and encumbrances. CSI acknowledges that shareholder approval is necessary to increase the authorized shares of NuWave to enable the Class B Common Stock of CSI to convert into 91% of NuWave's outstanding stock.

         2. Subsidiary Status: Upon the closing of this transaction, CSI shall become a 100% wholly-owned subsidiary of NuWave.

         3. Resignation and Employment: As a condition of the transaction, CSI requires George Kanakis ("Kanakis"), the current President, Chief Executive Officer, Principal Financial Officer and Director of NuWave to resign from each of his current positions. Kanakis shall receive a severance payment of Twenty Thousand Dollars ($20,000) upon his resignation. Kanakis shall continue to be the sole director and officer of NuWave's wholly-owned subisidiary, Lehigh Acquisition Corp. ("Lehigh"), until such time as substantially all of the assets of Lehigh are sold or all of its capital stock is acquired by another entity.

         Upon closing the transaction, Fred Zeidman will become the Chairman of the Board of Directors (as a Class III director) of NuWave and Timothy Connolly will become the Vice-Chairman of the Board of Directors (as a Class III director) and Chief Executive Officer.

                                 EXHIBIT 99.1-1

         4. Due Diligence: Prior to signing a definitive Agreement, CSI reserves the right to conduct a due diligence review, including further meetings with management.

         5. Conduct Prior to Closing: NuWave agrees that until this LOI is terminated a) NuWave will not engage in any transactions outside the ordinary course of business between the date hereof and closing, including: i) payment of excess salary, bonuses or dividends, and ii) acquisitions or dispositions of assets in excess of $2,000 individually; b) the business will be operated in the normal course consistent with past practices, including with respect to all cash management practices; and c) CSI will be kept apprised of all business decisions which may have a material impact on its decision to proceed, except pursuant to the Irrevocable Option Agreement entered into with Celerity Systems, Inc. and property sold by NuWave's wholly-owned subisidiary, WH Acquisition Corp.

         6. Agreement Provisions: The Agreement would contain representations, warranties, exclusions, baskets, caps and covenants as well as indemnification provisions from NuWave that are reasonable and customary for transactions of this type.

         7. Exclusivity: In consideration of the time and expense required on the part of CSI to enter into the due diligence and negotiation process, NuWave agrees that for a period of sixty (60) days from the date of this LOI, or until such earlier time as the parties mutually agree to terminate negotiations, or NuWave abandons negotiations as provided in the following paragraph, NuWave (including but not limited to its employees, directors, representatives, or agents) will not, directly or indirectly, offer to sell, entertain, solicit or encourage any proposals regarding the sale of all or any part of the stock or assets (other than sales of inventory in the ordinary course of business) of NuWave with any party other than CSI. If NuWave receives any such officers, NuWave shall immediately disclose such officers to CSI.

         NuWave may abandon negotiations by written notice sent to CSI by certified mail, without liability to NuWave at any time after the earliest of the following to occur (a "Termination Event"): (i) the failure by CSI to deliver to NuWave a substantially complete draft definitive Agreement and related documents and all exhibits and schedules thereto, other than those exhibits or schedules to be prepared by NuWave, within sixty (60) days after the date of this letter of intent; (ii) the failure by CSI to complete due diligence of NuWave within thirty (30) days after the date of this letter of intent; or
(iii) the parties' failure to enter into a definitive Agreement and related documents within ninety (90) days after NuWave's acceptance of this proposal.

         8. Cooperation: NuWave will take all reasonable actions to permit CSI and its representatives to complete their due diligence review on a timely basis, including furnishing or causing to be furnished to CSI and its agents and representatives information and documents concerning NuWave and its assets and liabilities, arranging meetings with management, facility visits, management and reference checks, and permitting financial statement and accounting work paper review.

         9. Expenses: Each party will be responsible for all of their expenses incurred in connection with this transaction.

         10. Non-Binding Effect: This letter is only a list of the proposed principal points that may become part of an eventual Agreement between the parties and does not contain all matters on which agreement must be reached in order for a transaction to be consummated. This LOI does not constitute a binding contract and the parties do not intend to be legally bound, except as provided by the terms and conditions of the Agreement, when and if executed and delivered, and nothing stated herein expressly or by implication would impose any obligations on the parties; provided, however, that the parties to this LOI agree to be legally bound by the terms of paragraphs 7 through 14.

         11. Termination: This letter will expire at 5:00 P.M. EST on June 15, 2005 and CSI will withdraw its intention to pursue a transaction with NuWave unless a fully executed copy of this letter is exchanged by such time.

         12. Confidentiality: CSI is delivering this proposal on the understanding that NuWave (including but not limited to NuWave's employees, directors, representatives, and agents) will not disclose any of the terms contained herein to any outside parties, other than its attorneys, accountants and lenders, except as required by applicable law.


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         13. Miscellaneous: This letter is governed by New Jersey law. Copies of original signatures sent by facsimile transmission would be binding as evidence of such acceptance and agreement. This LOI may be executed in multiple counterparts, all of which taken together would constitute one fully executed letter.

         14. REPRESENTATION: THE PARTIES HERETO ACKNOWLEDGE THAT KIRKPATRICK & LOCKHART NICHOLSON GRAHAM REPRESENTS NUWAVE IN THIS TRANSACTION.


                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]


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         If this letter confirms your understanding, please sign and return one copy to us, whereupon it will represent our agreement with respect to the provisions hereof.


Respectfully,


CORPORATE STRATEGIES, INC.


By: /s/ Timothy J. Connolly
    --------------------------------------------
    Timothy J. Connolly, Chief Executive Officer


Date: June 3, 2005


ACCEPTED AND AGREED:

NUWAVE TECHNOLOGIES, INC.


By: /s/ George Kanakis
    ---------------------------------------
    George Kanakis, Chief Executive Officer

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